Exhibit 99

NEWS

ANADARKO ANNOUNCES FIRST-QUARTER 2013 RESULTS

INCREASES FULL-YEAR 2013 SALES-VOLUMES GUIDANCE

HOUSTON, May 6, 2013 – Anadarko Petroleum Corporation (NYSE: APC) today announced first-quarter 2013 net income attributable to common stockholders of $460 million, or $0.91 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $87 million, or $0.17 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the first quarter of 2013 was approximately $2.503 billion, and discretionary cash flow totaled $2.056 billion.(2)

FIRST-QUARTER 2013 HIGHLIGHTS

—	Achieved record daily sales volumes of 793,000 barrels of oil equivalent (BOE)
—	Monetized assets totaling more than $1.2 billion
—	Initiated oil production at the El Merk project in Algeria
—	Delivered outstanding deepwater success in the Gulf of Mexico’s Shenandoah Basin

“The record first-quarter 2013 results reflect our commitment to accelerate value by increasing production in our core operating areas, selectively monetizing assets and delivering large-scale projects on budget,” said Anadarko President and CEO Al Walker. “We achieved a 16-percent year-over-year increase in oil sales volumes, primarily driven by 25,000 barrels-per-day growth from our U.S. onshore assets, plus the benefit of an accelerated tanker lifting at Jubilee. In addition, we monetized more than $1.2 billion of assets, including the $860 million carried-interest agreement at Heidelberg, and achieved first oil at our El Merk development in Algeria. I’m also very proud of our very active global deepwater exploration program that continues to deliver industry-leading success and differentiating value.”

OPERATIONS SUMMARY

Anadarko reported total sales volumes of 71 million BOE, or 793,000 BOE per day, during the first quarter. Liquids sales volumes averaged 345,000 BOE per day, which includes 257,000 barrels of oil per day. Natural gas volumes averaged approximately 2.7 billion cubic feet per day. As a result of this performance, Anadarko has increased its full-year 2013 sales-volumes guidance to a range of 279 to 287 million BOE from a previous range of 279 to 285 million BOE.

Anadarko’s Wattenberg field achieved record quarterly sales volumes, averaging more than 113,000 BOE per day, which included a 45-percent increase in liquids sales volumes over the first quarter of 2012. The Eagleford Shale also delivered record performance and surpassed a production milestone of 50 million BOE during the quarter, with total liquids sales volumes averaging approximately 28,000 barrels per day, representing a 60-percent increase over the first quarter of 2012. Anadarko also achieved record sales volumes during the quarter in the Marcellus Shale, the East Texas Horizontal play and in its Permian oil assets.

During the quarter, Anadarko and its partners achieved first oil at the El Merk project in Algeria. Production from El Merk is expected to steadily increase throughout 2013 to a net 30,000 barrels of oil per day as additional production facilities and fields are brought on line.

EXPLORATION SUMMARY

Anadarko and its partners announced two new successful deepwater wells in the Gulf of Mexico’s emerging Shenandoah Basin. Anadarko’s Shenandoah-2 well, located in Walker Ridge block 51, encountered more than 1,000 net feet of oil pay, establishing Shenandoah as one of the company’s largest Gulf of Mexico oil discoveries to date. In addition, the Coronado well, located in Walker Ridge block 98, encountered more than 400 net feet of oil pay, while drilling activity at the nearby Yucatan well in Walker Ridge block 95 is ongoing. Subsequent to quarter end, Anadarko announced the Phobos discovery, located in Sigsbee Escarpment block 39. The well encountered approximately 250 net feet of oil pay in the Wilcox formation, and future appraisal activity is now being evaluated.

Offshore Mozambique, Anadarko discovered a new, distinct natural gas reservoir in its Offshore Area 1 block. The Orca-1 discovery well, announced in April, encountered more than 190 net feet of natural gas pay and provides additional options and flexibility for future development.

The company is continuing its active worldwide deepwater exploration program with six deepwater wells currently drilling.

FINANCIAL SUMMARY

Anadarko ended the quarter with approximately $3.7 billion of cash on hand and also improved its net-debt-to-adjusted-capitalization ratio(2) to 32 percent at the end of the first quarter compared to 34 percent at the end of 2012. In addition to the $1.2 billion of monetizations, Anadarko also completed the sale of its Liberty and Rome natural gas gathering systems in the Marcellus Shale to its subsidiary, Western Gas Partners, LP (NYSE: WES), for total consideration of $490 million.

OPERATIONS REPORT

For more details on Anadarko’s operations and exploration program, please refer to the comprehensive report on first-quarter 2013 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, May 7, 2013, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2013. The dial-in number is 855.812.0464 in the United States, or 970.300.2271 internationally. The confirmation number is 36701180. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2012, the company had approximately 2.56 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to drill, develop and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s

2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Brian Kuck, brian.kuck@anadarko.com, 832.636.1397

Bill Tedesco, william.tedesco@anadarko.com, 832.636.3375

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended March 31, 2013

millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$(246)	$(156)	$(0.31)
Gains (losses) on divestitures, net	144	90	0.18
Impairments	(29)	(19)	(0.04)
Algeria exceptional profits tax settlement	(33)	—	—
Deepwater Horizon settlement and related costs	(3)	(2)	—

	$(167)	$(87)	$(0.17)

*

For the quarter ended March 31, 2013, before-tax unrealized gains (losses) on derivatives, net includes $(334) million related to commodity derivatives, $92 million related to other derivatives, and $(4) million related to gathering, processing, and marketing sales.

	Quarter Ended March 31, 2012

millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$142	$90	$0.18
Gains (losses) on divestitures, net	(17)	(11)	(0.02)
Impairments, including unproved properties	(53)	(34)	(0.07)
Change in uncertain tax positions (FIN 48)	—	12	0.03
Algeria exceptional profits tax settlement	1,804	1,804	3.60
Tronox damage claim settlement	(275)	(175)	(0.35)
Deepwater Horizon settlement and related costs	(8)	(5)	(0.01)

	$1,593	$1,681	$3.36

*

For the quarter ended March 31, 2012, before-tax unrealized gains (losses) on derivatives, net includes $(89) million related to commodity derivatives, $236 million related to other derivatives, and $(5) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended March 31,

millions	2013	2012

Net cash provided by operating activities	$2,503	$1,891
Add back
Deepwater Horizon settlement and related costs	3	(22)
Algeria exceptional profits tax settlement	(450)	—
Change in accounts receivable	(40)	27
Change in accounts payable and accrued expenses	158	258
Change in other items—net	(118)	(232)

Discretionary cash flow from operations	$2,056	$1,922

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended March 31,
millions	2013	2012

Discretionary cash flow from operations	$2,056	$1,922
Less capital expenditures*	1,747	1,790

Free cash flow	$309	$132

Collection of Algeria exceptional profits tax receivable	450	—

Adjusted free cash flow	$759	$132

*	Includes Western Gas Partners, LP (WES) capital expenditures of $299 million and $98 million for the three months ended March 31, 2013 and 2012, respectively.

	Quarter Ended March 31, 2013		Quarter Ended March 31, 2012
millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)

Net income (loss) attributable to common stockholders	$460	$0.91	$2,156	$4.28
Certain items affecting comparability	(87)	(0.17)	1,681	3.36

Adjusted net income (loss)	$547	$1.08	$475	$0.92

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	March 31, 2013

Total debt	$13,663
Less cash and cash equivalents	3,735

Net debt	$9,928

Net debt	$9,928
Stockholders’ equity	21,090

Adjusted capitalization	$31,018

Net debt to adjusted capitalization ratio	32%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended March 31,

millions except per-share amounts	2013	2012

Consolidated Statements of Income

Revenues and Other

Natural-gas sales	$807	$573
Oil and condensate sales	2,377	2,244
Natural-gas liquids sales	303	342
Gathering, processing, and marketing sales	231	253
Gains (losses) on divestitures and other, net	175	35

Total	3,893	3,447

Costs and Expenses

Oil and gas operating	247	242
Oil and gas transportation and other	255	240
Exploration	264	244
Gathering, processing, and marketing	199	189
General and administrative	272	269
Depreciation, depletion, and amortization	1,022	930
Other taxes	280	377
Impairments	29	50
Algeria exceptional profits tax settlement	33	(1,804)
Deepwater Horizon settlement and related costs	3	8

Total	2,604	745

Operating Income (Loss)	1,289	2,702

Other (Income) Expense

Interest expense	164	186
(Gains) losses on derivatives, net	191	(284)
Other (income) expense, net	(6)	265

Total	349	167

Income (Loss) Before Income Taxes	940	2,535

Income Tax Expense (Benefit)	456	352

Net Income (Loss)	$484	$2,183

Net Income Attributable to Noncontrolling Interests	24	27

Net Income (Loss) Attributable to Common Stockholders	$460	$2,156

Per Common Share

Net income (loss) attributable to common stockholders—basic	$0.91	$4.30
Net income (loss) attributable to common stockholders—diluted	$0.91	$4.28

Average Number of Common Shares Outstanding—Basic	501	499

Average Number of Common Shares Outstanding—Diluted	503	501

Exploration Expense

Dry hole expense	$158	$89
Impairments of unproved properties	19	60
Geological and geophysical expense	37	35
Exploration overhead and other	50	60

Total	$264	$244

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended March 31,
millions	2013	2012

Cash Flows from Operating Activities

Net income (loss)	$484	$2,183
Depreciation, depletion, and amortization	1,022	930
Deferred income taxes	162	210
Dry hole expense and impairments of unproved properties	177	149
Impairments	29	50
(Gains) losses on divestitures, net	(144)	17
Unrealized (gains) losses on derivatives, net	246	(142)
Deepwater Horizon settlement and related costs	3	8
Algeria exceptional profits tax settlement	33	(1,804)
Tronox-related contingent loss	—	275
Other	44	46

Discretionary Cash Flow from Operations	2,056	1,922
Deepwater Horizon settlement and related costs	(3)	22
Algeria exceptional profits tax settlement	450	—
(Increase) decrease in accounts receivable	40	(27)
Increase (decrease) in accounts payable and accrued expenses	(158)	(258)
Other items—net	118	232

Net Cash Provided by Operating Activities	$2,503	$1,891

Capital Expenditures	$1,747	$1,790

millions	March 31, 2013	December 31, 2012

Condensed Balance Sheets

Cash and cash equivalents	$3,735	$2,471
Accounts receivable, net of allowance	2,760	2,747
Algeria exceptional profits tax settlement	280	730
Other current assets	535	847
Net properties and equipment	38,970	38,398
Other assets	1,630	1,716
Goodwill and other intangible assets	5,678	5,680

Total Assets	$53,588	$52,589

Current asset retirement obligations	387	298
Other current liabilities	3,685	3,696
Long-term debt	13,663	13,269
Deferred income taxes	8,964	8,759
Other long-term liabilities	4,559	4,685
Stockholders’ equity	21,090	20,629
Noncontrolling interests	1,240	1,253

Total Liabilities and Equity	$53,588	$52,589

Capitalization

Total debt	$13,663	$13,269
Stockholders’ equity	21,090	20,629

Total	$34,753	$33,898

Capitalization Ratios

Total debt	39%	39%
Stockholders’ equity	61%	61%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended March 31, 2013
United States	2,689	159	88	242	14	8	$3.33	$97.32	$38.17
Algeria	—	53	—	—	5	—	—	112.91	—
Other International	—	45	—	—	4	—	—	111.32	—

Total	2,689	257	88	242	23	8	$3.33	$102.97	$38.17

Quarter Ended March 31, 2012
United States	2,416	138	80	220	12	7	$2.60	$105.75	$47.09
Algeria	—	50	—	—	5	—	—	119.57	—
Other International	—	33	—	—	3	—	—	120.64	—

Total	2,416	221	80	220	20	7	$2.60	$111.07	$47.09

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2013	793		71
Quarter Ended March 31, 2012	704		64

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil & Condensate		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas		NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended March 31, 2013
United States	$807	$1,393	$303	$67	$(269)	$1	$(60)	$2	$(5)
Algeria	—	537	—	—	—	(19)	—	—	—
Other International	—	447	—	—	—	—	—	—	—

Total	$807	$2,377	$303	$67	$(269)	$(18)	$(60)	$2	$(5)

Quarter Ended March 31, 2012
United States	$573	$1,339	$342	$170	$86	$(5)	$(173)	$—	$(2)
Algeria	—	538	—	—	—	(28)	—	—	—
Other International	—	367	—	—	—	—	—	—	—

Total	$573	$2,244	$342	$170	$86	$(33)	$(173)	$—	$(2)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of May 6, 2013

	2nd Qtr Guidance			Total Year Guidance

	Units			Units
Total Sales (MMBOE)	67	-	69	279	-	287
Total Sales (MBOE/d)	736	-	758	764	-	786

Crude Oil (MBbl/d):	230	-	234	264	-	268

United States	154	-	158	169	-	171
Algeria	47	-	48	59	-	61
Other International	27	-	29	34	-	36

Natural Gas (MMcf/d):

United States	2,575	-	2,650	2,510	-	2,540

Natural Gas Liquids (MBbl/d):

United States	73	-	79	80	-	95

	$/Unit			$/Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	3.00	-	6.00	5.00	-	8.00

United States	1.00	-	3.00	1.00	-	3.00
Algeria	10.00	-	12.00	12.00	-	15.00
Other International	10.00	-	12.00	10.00	-	13.00

Natural Gas ($/Mcf):

United States	(0.05)	-	(0.15)	(0.05)	-	(0.15)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of May 6, 2013

	2nd Qtr Guidance			Total Year Guidance *

	$MM			$MM
Other Revenues:
Marketing and Gathering Margin	25	-	35	150	-	170
Minerals and Other	25	-	35	120	-	140

Costs and Expenses:
	$/BOE			$/BOE
Oil & Gas Direct Operating	4.00	-	4.20	3.90	-	4.05
Oil & Gas Transportation/Other	3.75	-	3.95	3.55	-	3.75
Depreciation, Depletion and Amortization	14.25	-	14.50	14.50	-	14.75
Production Taxes (% of Product Revenue)	7.5%	-	8.5%	7.5%	-	9.5%

	$MM			$MM
General and Administrative	280	-	290	1,050	-	1,150
Exploration Expense
Non-Cash	150	-	175	900	-	1,000
Cash	105	-	115	475	-	525
Interest Expense (net)	185	-	190	710	-	720
Other (Income)/Expense	15	-	25	75	-	95

Tax Rate:
Algeria (All current)	45%	-	50%	45%	-	50%
Rest of Company (10% Current for 2Q and 20% for FY)	45%	-	55%	45%	-	55%

Avg. Shares Outstanding (MM):
Basic	501	-	502	502	-	503
Diluted	504	-	505	504	-	505

Capital Investment (Excluding Western Gas Partners, LP):	$MM			$MM
APC Capital Expenditures	1,700	-	1,900	7,200	-	7,600

* Excludes items affecting comparability

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of May 6, 2013

	Volume (MBbl/d)	Weighted Average Price per Barrel
		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2013
Brent	26	$ 85.00	$ 105.00	$ 125.15

Fixed Price - Financial
2013
Brent	61	$ 108.72
WTI	47	$ 94.43

	108	$ 102.50

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Two-Way Collars
2013 (April - October)	600	n/a	$ 3.18	$ 4.00

Three-Way Collars
2014	600	$ 2.75	$ 3.75	$ 5.01

Fixed Price - Financial
2013	1,185	$ 4.00
2014	600	$ 4.26

Interest Rate Derivatives

As of May 6, 2013

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$750 Million	Sept. 2016	Sept. 2046	5.86%	3M LIBOR